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                                                                     Exhibit 3.2


                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ALTRA HOLDINGS, INC.


     Altra Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:


     1. The name of the Corporation is Altra Holdings, Inc. The Corporation was originally formed as CPT Acquisition Corp. on October 20, 2004 and changed its name to Altra Holdings, Inc. pursuant to amendments to its certificate of incorporation filed on November 16, 2004 and November 19, 2004. The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on November 30, 2004 (the "Previous Certificate").

     2. This Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") amends and restates the Previous Certificate, as amended to date, and has been duly adopted in accordance with Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware (the "DGCL").

     3. The Previous Certificate is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

     The name of the Corporation is Altra Holdings, Inc.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, City of Dover, 19901, County of Kent, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.
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                                   ARTICLE IV

                                  CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, of which (i) 90,000,000 shares shall be a class designated as common stock, par value $0.001 per share (the "Common Stock"), and (ii) 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the "Preferred Stock").

     The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Common Stock or Preferred Stock voting separately as a class shall be required therefor.

     The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                                 A. COMMON STOCK

     Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Preferred Stock):

          (a) except as otherwise provided by the DGCL, the holders of the Common Stock shall have the exclusive right to vote for the election of directors  of  the  Corporation  (the  "Directors")  and on  all  other  matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate of Incorporation (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL;

          (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.


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                               B. PREFERRED STOCK

          (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.

          (b) Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

               (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

               (ii) the number of shares to constitute the class or series and the designations thereof;

               (iii) the preferences, and relative participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

               (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

               (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

               (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

               (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the

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          voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors of the Corporation deem advisable.

          (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

                                   C. GENERAL

      Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

      The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.


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                                    ARTICLE V

                               STOCKHOLDER ACTION

      1. Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

      2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

                                   ARTICLE VI

                                    DIRECTORS

      1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.


      2. Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the "Bylaws") shall so provide.


      3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely by resolution duly adopted from time to time by the Board of Directors. At each annual meeting of stockholders, Directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified or until their earlier resignation, death or removal; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the DGCL. No decrease in the number of Directors shall shorten the term of any incumbent Director.

      Notwithstanding  the  foregoing,  whenever,  pursuant to the provisions of
Article IV of this Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any certificate of designations applicable thereto.

      4. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any

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Director  appointed in accordance with the preceding  sentence shall hold office until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

      5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

      A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

      Any repeal or modification of this Article VII, by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director of the Corporation or (ii) while a director of the Corporation, is or was serving at the request of the Corporation as a director (or similar role) of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the fullest extent permitted under the DGCL. Such right shall be a contract right and as such shall run to the benefit of any director who is elected and accepts the position of director of the Corporation or elects to continue to serve as a director of the Corporation while this Article VIII is in effect. Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or the obligations of the Corporation with respect to any claim arising from or related to the services of such director in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII. Such right shall

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include the right to be paid by the Corporation  expenses  incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal
counsel,   or  stockholders)  to  have  made  its  determination  prior  to  the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the
benefit  of  his  or  her  heirs,   executors,   administrators,   and  personal
representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

      As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE IX

                             BUSINESS OPPORTUNITIES

      To the fullest extent permitted by Section 122(17) of the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and Genstar Capital, LLC and its affiliates ("Genstar"), the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to Genstar or any of its respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation.
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Neither the alteration,  amendment or repeal of this Article IX nor  the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX shall eliminate or reduce the effect of this
Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this
Article IX, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                    ARTICLE X

                               AMENDMENT OF BYLAWS

      1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.


      2. Amendment by Stockholders. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the Bylaws, by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.


                                  [End of Text]

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         THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
is executed as of this ____ day of __________, 2006.


                                              ALTRA HOLDINGS, INC.



                                              By:  -----------------------------
                                                   Michael L. Hurt
                                                   Chief Executive Officer

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